Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Medical Imaging Corp., of our report dated May 10, 2018 on our audit of the consolidated financial statements of Medical Imaging Corp. as of December 31, 2017 and the related consolidated statements of comprehensive income, stockholders’ deficit and cash flows for the year ended December 31, 2017, and the reference to us under the caption “Experts”.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

May 18, 2018